UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 6, 2010
(Date of Earliest Event Reported)

NATIONAL HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-12629 (Commission File Number)	36-4128138 (I.R.S. Employer Identification No.)

120 Broadway, 27th Floor, New York, NY  10271
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 417-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment ofCertain Officers; Compensatory Arrangements of Certain Officers.

The following information in this Item 5.02 amends and supersedes the first paragraph of Item 5.02 as set forth in the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2010 (the “Prior Form 8-K”).

Effective September 29, 2010, as part of the conditions of an equity financing (the “Financing”), as described fully the Prior Form 8-K, Paul J. Coviello, a founder and CEO of one of the Investors in the Financing, was elected to the Board of Directors as a Class I director.

Item 8.01 Other Events.

On October 6, 2010, National Holdings Corporation issued a press release announcing the completion of a preferred equity financing, as described in the Prior Form 8-K.  A copy of the press release is attached as Exhibit 99.1 to this report. This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any registration statements filed under the Securities Act of 1933.

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit
99.1	Press Release dated October 6, 2010

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HOLDINGS CORPORATION

Dated: October 6, 2010	By:	/s/ Mark Goldwasser
Mark Goldwasser Chief Executive Officer and Chairman